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                                    PNC CPAs
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                  Consent and Report of Independent Registered
                          Certified Public Accountants


Board of Directors
Industrial Electric Services, Inc.
Lexington, Kentucky


We consent to the use in this Registration Statement on Amendment No. 1 of Form SB-2 of our report dated August 15, 2005, relating to the financial statements of Industrial Electric Services, Inc. and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Pender Newkirk & Company
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Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
December 23, 2005

tjb\68003\wp\AL 0412 consent on Form SB-2


             Pender Newkirk & Company Certified Public Accountants
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                  100 South Ashley Drive Tampa, Florida 33602
           (813) 229-2321 Fax (813) 229-2359 Web Site: www.pnccpa.com
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                Member of Private Companies Practice Section and
   SEC Practice Section of American Institute of Certified Public Accountants